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                                                                     EXHIBIT 4.3

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                             SUPPLEMENTAL INDENTURE

                           Dated as of March 28, 2005

                                       to

                                    INDENTURE

                          Dated as of November 19, 2004

                                      among

                            TENNECO AUTOMOTIVE INC.,
                                   as Issuer,

                   TENNECO AUTOMOTIVE OPERATING COMPANY INC.,
                              THE PULLMAN COMPANY,
                            CLEVITE INDUSTRIES INC.,
                          TENNECO GLOBAL HOLDINGS INC.,
                                 TMC TEXAS INC.,
                      TENNECO INTERNATIONAL HOLDING CORP.,
                                 as Guarantors,

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   as Trustee

                                ----------------

                   Providing for an Amendment to the Indenture

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      SUPPLEMENTAL INDENTURE, dated as of March 28, 2005, among TENNECO
AUTOMOTIVE INC., a Delaware corporation (hereinafter, the "Company"), TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation, The PULLMAN COMPANY, a Delaware corporation, CLEVITE INDUSTRIES INC., a Delaware corporation, TENNECO GLOBAL HOLDINGS INC., a Delaware corporation, TMC TEXAS INC., a Delaware corporation, and TENNECO INTERNATIONAL HOLDING CORP., a Delaware corporation, each a subsidiary of the Company (collectively, the "Guarantors"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (the "Trustee").

      WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 19, 2004, providing for the issuance of its 8 5/8% Senior Subordinated Notes due 2014, Series A and 8 5/8% Senior Subordinated Notes due 2014, Series B, pursuant to which the Company has issued $500,000,000 of its 8 5/8% Senior Subordinated Notes due 2014 (the "Securities");

      WHEREAS, Article 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee together may amend or supplement the Indenture without notice to or consent of any holder of the Securities (individually, a "Holder" and collectively, the "Holders") to cure any ambiguity, defect or inconsistency in the Indenture;

      WHEREAS, the Indenture as executed contains a typographical error, and the Company and the Guarantors desire to cure this defect to more accurately reflect the intent of the parties to the Indenture and the expectations of the Holders.

      NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt of which is hereby acknowledged, each party hereby agrees, for the equal and ratable benefit of each of the Holders, as follows:

                                    SECTION 1

                                   DEFINITIONS

      Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words "herein," "hereof," and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section thereof.

                                    SECTION 2

                             OPERATION OF AMENDMENTS

      Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall be a part of the terms and conditions of the Indenture for any and all purposes, and the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, this Supplemental Indenture will

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control. Every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, as amended and supplemented.

                                    SECTION 3

                           AMENDMENTS TO THE INDENTURE

      Section 3.1. Amendment. Clause (2) of the definition of "Permitted Indebtedness", which is contained in Section 1.0 of the Indenture, is hereby amended and restated in its entirety as follows:

            "(2) Indebtedness incurred pursuant to the Credit Agreement (or, in the case of clause (2)(x) below, pursuant to a Credit Facility) in an aggregate principal amount at any time outstanding not to exceed the greater of:

                  (x) $1,000 million (reduced by any required permanent
            repayments with the proceeds of Asset Sales (which are accompanied by a corresponding permanent commitment reduction) thereunder); and

                  (y) the sum of (A) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries and (B) 50% of the net book value of the inventory of the Company and the Restricted Subsidiaries;"

All other provisions in the definition of "Permitted Indebtedness" shall remain unchanged.

                                    SECTION 4

                                  MISCELLANEOUS

      Section 4.1 Full Force and Effect. Except as they have been modified by this Supplemental Indenture, each and every provision of the Indenture shall continue in full force and effect, and all references to the Indenture shall be deemed to mean the Indenture as amended pursuant hereto.

      Section 4.2 Responsibility for Recitals, Etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      Section 4.3 Trustee Reliance. The Trustee enters into this Supplemental Indenture in reliance on an opinion of counsel, as contemplated by Section 9.06 of the Indenture, and makes no independent determination that this Supplemental Indenture is authorized or permitted by the Indenture.

      Section 4.4 Provisions Binding on the Company's Successors. All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture made by the Company shall bind its successors and assigns whether so expressed or not.

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      Section 4.5 New York Contract. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to principles of conflict of interest.

      Section 4.6 Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts together constitute but one and the same instrument.

              [The remainder of this page intentionally left blank.
                            Signature pages follows.]

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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                   TENNECO AUTOMOTIVE INC.

                                   By:  /s/ Kenneth R. Trammell
                                       -----------------------------------------
                                       Kenneth R. Trammell
                                       Senior Vice President and Chief Financial
                                       Officer

                                   TENNECO AUTOMOTIVE OPERATING COMPANY INC.

                                   By:  /s/ Kenneth R. Trammell
                                       ----------------------------------------
                                       Kenneth R. Trammell
                                       Senior Vice President and Chief Financial
                                       Officer

                                   THE PULLMAN COMPANY

                                   By:  /s/ Kenneth R. Trammell
                                       -----------------------------------------
                                       Kenneth R. Trammell
                                       Senior Vice President and Chief Financial
                                       Officer

                                   CLEVITE INDUSTRIES INC.

                                   By:  /s/ Kenneth R. Trammell
                                       -----------------------------------------
                                   Kenneth R. Trammell
                                   Senior Vice President and Chief Financial
                                   Officer

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                                   TENNECO INTERNATIONAL HOLDING CORP.

                                   By:  /s/ Kenneth R. Trammell
                                       -----------------------------------------
                                       Kenneth R. Trammell
                                       Senior Vice President and Chief Financial
                                       Officer

                                   TENNECO GLOBAL HOLDINGS INC.

                                   By:  /s/ Kenneth R. Trammell
                                       -----------------------------------------
                                       Kenneth R. Trammell
                                       Senior Vice President and Chief Financial
                                       Officer

                                   TMC TEXAS INC.

                                   By:  /s/ Kenneth R. Trammell
                                       -----------------------------------------
                                       Kenneth R. Trammell
                                       Senior Vice President and Chief Financial
                                       Officer

                                   THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                   By:    /s/ Linda Garcia
                                       -----------------------------------------
                                   Name:  Linda Garcia
                                   Title: Assistant Vice President

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